Exhibit 99.1

FOR IMMEDIATE RELEASE
July 18, 2018

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE SECOND QUARTER 2018

Earnings Summary
(in thousands except per share data)	2Q 2018	1Q 2018	2Q 2017	6 Months 2018	6 Months 2017
Net income	$11,599	$15,814	$11,541	$27,413	$22,818
Earnings per share	$0.66	$0.89	$0.65	$1.55	$1.29
Earnings per share - diluted	$0.66	$0.89	$0.65	$1.55	$1.29

Return on average assets	1.11%	1.55%	1.14%	1.33%	1.15%
Return on average equity	8.56%	12.00%	8.97%	10.26%	9.00%
Efficiency ratio	66.05%	59.24%	59.32%	62.67%	60.23%
Tangible common equity	11.51%	11.43%	11.19%

Dividends declared per share	$0.33	$0.33	$0.32	$0.66	$0.64
Book value per share	$30.59	$30.33	$29.14

Weighted average shares	17,687	17,671	17,626	17,679	17,621
Weighted average shares - diluted	17,703	17,687	17,645	17,695	17,641

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the second quarter 2018 of $11.6 million, or $0.66 per basic share, compared to $15.8 million, or $0.89 per basic share, earned during the first quarter 2018 and $11.5 million, or $0.65 per basic share, earned during the second quarter 2017.  Earnings for the six months ended June 30, 2018 were $27.4 million, or $1.55 per basic share, compared to $22.8 million or $1.29 per basic share earned during the six months ended June 30, 2017.

As disclosed by CTBI in Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016, and previous Quarterly Reports on Form 10-Q, CTB will be required to make certain customer reimbursements related to two deposit add-on products.  CTBI further disclosed in such filings that management had established a related accrual, and that the actual reimbursement amount could materially vary from the amount management had evaluated as most likely.  On June 14, 2018, CTBI filed a Form 8-K disclosing an increase in the accrual from $1.2 million to $4.75 million to reflect a change in the amount management determined to be the most likely amount as a result of communications with regulatory agency representatives.  As a result of the increased accrual, a charge to earnings was reflected in the second quarter 2018 financial results of $2.8 million after-tax, or $0.16 per share.

2nd Quarter 2018 Highlights

❖	Net interest income for the quarter of $35.1 million was an increase of $0.6 million, or 1.6%, from first quarter 2018 and $0.9 million, or 2.7%, from prior year second quarter.

❖	Provision for loan losses for the quarter ended June 30, 2018 increased $1.0 million from prior quarter but decreased $0.8 million from prior year same quarter.

❖	Our loan portfolio increased $50.8 million, an annualized 6.5%, during the quarter and $81.7 million, or 2.6%, from June 30, 2017.

❖
Net loan charge-offs for the quarter ended June 30, 2018 were $1.3 million, or 0.17% of average loans annualized, compared to $1.9 million, or 0.25%, experienced for the first quarter 2018 and $1.3 million, or 0.18%, for the second quarter 2017.

❖
Nonperforming loans at $22.0 million decreased $3.9 million from March 31, 2018 and $6.0 million from June 30, 2017.  Nonperforming assets at $52.3 million decreased $5.7 million from March 31, 2018 and $8.3 million from June 30, 2017.

❖	Deposits, including repurchase agreements, decreased $6.3 million during the quarter but increased $195.4 million from June 30, 2017.

❖
Noninterest income for the quarter ended June 30, 2018 of $13.7 million was an increase of $0.4 million, or 3.2%, from prior quarter and $1.4 million, or 11.6%, from prior year same quarter.  The increase in noninterest income was primarily due to a gain on the sale of a partnership interest resulting from a low income housing tax credit recapture and an increase in deposit service charges.

❖
Noninterest expense for the quarter ended June 30, 2018 of $32.4 million increased $3.8 million, or 13.1%, from prior quarter, and $4.9 million, or 17.7%, from prior year same quarter.  The variance in noninterest expense from prior quarter was primarily due to the above mentioned increase in the customer reimbursement accrual.  Additionally, personnel expense increased from prior year same quarter with increases in bonuses and the cost of group medical and life insurance.

❖
Income tax expense continues to be positively impacted by the change in the corporate income tax rate from 35% to 21%.  We utilize various tax exempt investments and loans, including municipal bonds, bank owned life insurance, and low income housing projects, to lower our effective income tax rate.  With the current tax laws, our effective tax rate for the six months ended June 30, 2018 was 16% compared to 28% for the six months ended June 30, 2017.

Net Interest Income

Net interest income for the quarter of $35.1 million was an increase of $0.6 million, or 1.6%, from first quarter 2018 and $0.9 million, or 2.7%, from prior year second quarter.  Our net interest margin at 3.61% decreased 4 basis points from prior quarter and 7 basis points from prior year same quarter, while our average earning assets increased $57.8 million and $145.5 million, respectively, during those same periods.  Our yield on average earning assets increased 3 basis points from prior quarter and 18 basis points from prior year same quarter, and our cost of funds increased 11 basis points from prior quarter and 37 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 88.1% for the quarter ended June 30, 2018 compared to 88.6% for the quarter ended March 31, 2018 and 89.9% for the quarter ended June 30, 2017.

Noninterest Income

Noninterest income for the quarter ended June 30, 2018 of $13.7 million was an increase of $0.4 million, or 3.2%, from prior quarter and $1.4 million, or 11.6%, from prior year same quarter.  The increase in noninterest income was primarily due to a gain on the sale of a partnership interest totaling $1.0 million related to one of our tax credit investments.  As a result of the sale of this interest, a portion of the tax credits previously claimed was recaptured during the current quarter totaling $0.8 million, which was recorded in income tax expense.   The variance in noninterest income from prior quarter was also impacted by a $0.3 million increase in deposit service charges and a $0.3 million decrease in losses on the sale of securities, offset by a $1.0 million decrease in bank owned life insurance income and a $0.2 million decrease in loan related fees as a result of fluctuations in the fair value adjustments of our mortgage servicing rights.  The increase from prior year same quarter was also positively impacted by a $0.2 million increase in trust revenue.  Additionally, noninterest income for the second quarter 2017 included a $0.6 million gain on the repurchase of trust preferred securities.  Noninterest income for the six months ended June 30, 2018 was a $3.2 million, or 13.2%, increase from prior year.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2018 of $32.4 million increased $3.8 million, or 13.1%, from prior quarter, and $4.9 million, or 17.7%, from prior year same quarter.  The variance in noninterest expense from prior quarter was primarily due to the above mentioned $3.6 million increase in the customer reimbursement accrual.  Personnel expense increased from prior year same quarter with increases in bonuses ($0.7 million) and the cost of group medical and life insurance ($0.4 million).  Noninterest expense for the six months ended June 30, 2018 was $61.1 million, a $5.9 million or 10.7% increase over the first six months of 2017, primarily due to the same items detailed above.

Balance Sheet Review

CTBI’s total assets at $4.2 billion increased $9.4 million, or 0.9% annualized, from March 31, 2018 and $124.1 million, or 3.0%, from June 30, 2017.  Loans outstanding at June 30, 2018 were $3.2 billion, an increase of $50.8 million, or an annualized 6.5%, from March 31, 2018 and $81.7 million, or 2.6%, from June 30, 2017.  We experienced an increase during the quarter of $16.1 million in the commercial loan portfolio, $5.7 million in the residential loan portfolio, $20.2 million in the indirect loan portfolio, and $8.8 million in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $19.1 million, or an annualized 12.7%, from March 31, 2018 and $24.8 million, or 4.1%, from June 30, 2017.  Deposits, including repurchase agreements, at $3.6 billion decreased $6.3 million, or an annualized 0.7%, from March 31, 2018 but increased $195.4 million, or 5.8%, from June 30, 2017.

Shareholders’ equity at June 30, 2018 was $542.2 million, a 3.5% annualized increase from the $537.5 million at March 31, 2018 and a 5.3% increase from the $514.9 million at June 30, 2017.  CTBI’s annualized dividend yield to shareholders as of June 30, 2018 was 2.64%.

Asset Quality

CTBI’s total nonperforming loans, not including troubled debt restructurings, were $22.0 million, or 0.69% of total loans, at June 30, 2018 compared to $25.9 million, or 0.83% of total loans, at March 31, 2018 and $28.0 million, or 0.91% of total loans, at June 30, 2017.  Accruing loans 90+ days past due decreased $1.8 million from prior quarter and $1.2 million from June 30, 2017.  Nonaccrual loans decreased $2.1 million during the quarter and $4.8 million from June 30, 2017.  Accruing loans 30-89 days past due at $23.5 million was an increase of $6.6 million from March 31, 2018 and $8.3 million from June 30, 2017.  The increase in past due loans 30-89 days is due to one relationship which is well-collateralized, and no loss is expected.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at June 30, 2018 totaled $46.7 million, a $1.5 million decrease from the $48.2 million at March 31, 2018 and a $4.0 million decrease from the $50.7 million at June 30, 2017.

Our level of foreclosed properties at $30.3 million at June 30, 2018 was a $1.7 million decrease from the $32.0 million at March 31, 2018 and a $2.4 million decrease from the $32.6 million at June 30, 2017.  Sales of foreclosed properties for the quarter ended June 30, 2018 totaled $2.4 million while new foreclosed properties totaled $1.6 million.  At June 30, 2018, the book value of properties under contracts to sell was $1.9 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the second quarter 2018 totaled $0.9 million compared to $0.5 million in the first quarter 2018 and $1.4 million in the second quarter 2017.

Net loan charge-offs for the quarter ended June 30, 2018 were $1.3 million, or 0.17% of average loans annualized, compared to $1.9 million, or 0.25%, experienced for the first quarter 2018 and $1.3 million, or 0.18%, for the second quarter 2017.  Of the net charge-offs for the quarter, $0.5 million were in commercial loans, $0.4 million were in indirect auto loans, $0.2 million were in residential loans, and $0.2 million were in consumer direct loans.  Allocations to loan loss reserves were $1.9 million for the quarter ended June 30, 2018 compared to $0.9 million for the quarter ended March 31, 2018 and $2.8 million for the quarter ended June 30, 2017.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at June 30, 2018 was 162.6% compared to 135.6% at March 31, 2018 and 132.6% at June 30, 2017.  Our loan loss reserve as a percentage of total loans outstanding remained at 1.13% from March 31, 2018 to June 30, 2018, down from the 1.20% at June 30, 2017.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.2 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2018
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest income	$42,025	$40,580	$38,411	$82,605	$75,179
Interest expense	6,877	5,989	4,171	12,866	7,849
Net interest income	35,148	34,591	34,240	69,739	67,330
Loan loss provision	1,929	946	2,764	2,875	3,993

Gains on sales of loans	304	279	251	583	507
Deposit service charges	6,480	6,221	6,199	12,701	12,159
Trust revenue	2,856	2,958	2,649	5,814	5,235
Loan related fees	919	1,144	773	2,063	1,778
Securities gains (losses)	2	(288)	18	(286)	10
Other noninterest income	3,179	2,996	2,421	6,175	4,201
Total noninterest income	13,740	13,310	12,311	27,050	23,890

Personnel expense	15,422	15,619	14,044	31,041	28,968
Occupancy and equipment	2,770	2,833	2,720	5,603	5,533
Data processing expense	1,634	1,636	1,757	3,270	3,546
FDIC insurance premiums	279	314	315	593	607
Other noninterest expense	12,334	8,279	8,730	20,613	16,556
Total noninterest expense	32,439	28,681	27,566	61,120	55,210

Net income before taxes	14,520	18,274	16,221	32,794	32,017
Income taxes	2,921	2,460	4,680	5,381	9,199
Net income	$11,599	$15,814	$11,541	$27,413	$22,818

Memo: TEQ interest income	$42,253	$40,804	$38,910	$83,057	$76,187

Average shares outstanding	17,687	17,671	17,626	17,679	17,621
Diluted average shares outstanding	17,703	17,687	17,645	17,695	17,641
Basic earnings per share	$0.66	$0.89	$0.65	$1.55	$1.29
Diluted earnings per share	$0.66	$0.89	$0.65	$1.55	$1.29
Dividends per share	$0.33	$0.33	$0.32	$0.66	$0.64

Average balances:
Loans	$3,131,964	$3,111,116	$3,027,044	$3,121,597	$2,990,865
Earning assets	3,928,066	3,870,216	3,782,548	3,899,301	3,743,834
Total assets	4,196,693	4,144,105	4,052,791	4,170,544	4,014,155
Deposits, including repurchase agreements	3,556,340	3,511,260	3,366,489	3,533,925	3,364,651
Interest bearing liabilities	2,818,168	2,782,467	2,731,147	2,800,416	2,696,164
Shareholders' equity	543,513	534,278	515,834	538,921	511,560

Performance ratios:
Return on average assets	1.11%	1.55%	1.14%	1.33%	1.15%
Return on average equity	8.56%	12.00%	8.97%	10.26%	9.00%
Yield on average earning assets (tax equivalent)	4.31%	4.28%	4.13%	4.30%	4.10%
Cost of interest bearing funds (tax equivalent)	0.98%	0.87%	0.61%	0.93%	0.59%
Net interest margin (tax equivalent)	3.61%	3.65%	3.68%	3.63%	3.68%
Efficiency ratio (tax equivalent)	66.05%	59.24%	59.32%	62.67%	60.23%

Loan charge-offs	$2,526	$2,977	$2,189	$5,503	$4,680
Recoveries	(1,179)	(1,069)	(845)	(2,248)	(1,887)
Net charge-offs	$1,347	$1,908	$1,344	$3,255	$2,793

Market Price:
High	$53.00	$50.70	$46.90	$53.00	$50.40
Low	$43.95	$43.00	$41.07	$43.00	$41.07
Close	$49.95	$45.20	$43.75	$49.95	$43.75

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2018
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2018	March 31, 2018	June 30, 2017
Assets:
Loans	$3,169,042	$3,118,241	$3,087,342
Loan loss reserve	(35,771)	(35,189)	(37,133)
Net loans	3,133,271	3,083,052	3,050,209
Loans held for sale	1,093	1,145	4,624
Securities AFS	585,764	604,890	610,368
Securities HTM	659	659	858
Other equity investments	22,814	22,814	22,814
Other earning assets	150,880	159,608	90,711
Cash and due from banks	54,987	44,792	51,224
Premises and equipment	46,483	45,860	47,036
Goodwill and core deposit intangible	65,490	65,490	65,543
Other assets	143,745	167,427	137,726
Total Assets	$4,205,186	$4,195,737	$4,081,113

Liabilities and Equity:
NOW accounts	$51,563	$55,034	$48,476
Savings deposits	1,156,601	1,131,371	1,070,706
CD's >=$100,000	694,641	705,978	592,794
Other time deposits	587,078	601,942	610,770
Total interest bearing deposits	2,489,883	2,494,325	2,322,746
Noninterest bearing deposits	819,525	825,345	782,864
Total deposits	3,309,408	3,319,670	3,105,610
Repurchase agreements	248,781	244,822	257,208
Other interest bearing liabilities	68,121	67,241	167,455
Noninterest bearing liabilities	36,701	26,515	35,925
Total liabilities	3,663,011	3,658,248	3,566,198
Shareholders' equity	542,175	537,489	514,915
Total Liabilities and Equity	$4,205,186	$4,195,737	$4,081,113

Ending shares outstanding	17,725	17,721	17,671
Memo: Market value of HTM securities	$660	$660	$858

30 - 89 days past due loans	$23,488	$16,914	$15,234
90 days past due loans	7,189	9,027	8,362
Nonaccrual loans	14,812	16,923	19,651
Restructured loans (excluding 90 days past due and nonaccrual)	56,814	56,119	53,786
Foreclosed properties	30,262	32,004	32,638
Other repossessed assets	83	118	45

Common equity Tier 1 capital	15.80%	15.73%	14.91%
Tier 1 leverage ratio	13.11%	13.14%	12.72%
Tier 1 risk-based capital ratio	17.67%	17.62%	16.81%
Total risk based capital ratio	18.84%	18.78%	18.05%
Tangible equity to tangible assets ratio	11.51%	11.43%	11.19%
FTE employees	988	986	1,000